As filed with the Securities and Exchange Commission on June 30, 2000

                                                    Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                          GAYLORD ENTERTAINMENT COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                     73-0664379
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

ONE GAYLORD DRIVE, NASHVILLE, TENNESSEE                      37214
(Address of Principal Executive Offices)                     (Zip Code)


                          GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                               THOMAS J. SHERRARD
                               SHERRARD & ROE PLC
                          424 CHURCH STREET, SUITE 2000
                           NASHVILLE, TENNESSEE 37219
                     (Name and Address of Agent for Service)

                                 (615) 742-4200
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
  Title of Each                          Proposed         Proposed
    Class of                              Maximum          Maximum
   Securities          Amount            Offering         Aggregate      Amount Of
      To Be             To Be              Price          Offering     Registration
   Registered        Registered        Per Share(*)         Price           Fee
-----------------------------------------------------------------------------------
Common Stock      1,200,000 shares       $20.40625      $24,487,500        $6,465
-----------------------------------------------------------------------------------

* The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act and is based on the average of the high and low price per share of the Registrant's common stock as reported on The New York Stock Exchange on June 27, 2000.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share, of Gaylord Entertainment Company, a Delaware corporation (the "Registrant"), issuable pursuant to the Gaylord Entertainment Company 1997 Omnibus Stock Option and Incentive Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 333-37053), as filed with the Securities and Exchange Commission on October 2, 1997, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 30, 2000;

         (2)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000;

         (3)      Current Report on Form 8-K filed on May 23, 2000;

         (4) The description of the Registrant's common stock contained in the effective Registration Statement on Form 10 filed by the Registrant to register the common stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the common stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 8. EXHIBITS

         Exhibit
         Number            Description
         ------            -----------

         5                 Opinion of Sherrard & Roe PLC

         23.1              Consent of Sherrard & Roe PLC (included in Exhibit 5)

         23.2              Consent of Arthur Andersen LLP

         24                Power of Attorney (included on Pages 4-5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 29, 2000.


                                    GAYLORD ENTERTAINMENT COMPANY



                                    By: /s/ Terry E. London
                                        ----------------------------------------
                                        Terry E. London
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints E. K. Gaylord II and Terry E. London, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                 Title                             Date
           ---------                                 -----                             ----
 /s/ E.K. Gaylord II                         Chairman of the Board                 June 29, 2000
-----------------------------------
         E. K. Gaylord II


 /s/ Terry E. London                         Director, President and Chief         June 29, 2000
-----------------------------------          Executive Officer (Principal
         Terry E. London                     Executive Officer)


 /s/ Denise Wilder Warren                    Senior Vice President and             June 29, 2000
-----------------------------------          Chief Financial Officer
       Denise Wilder Warren                  (Principal Accounting and
                                             Financial Officer)


 /s/ Martin C. Dickinson                     Director                              June 29, 2000
-----------------------------------
        Martin C. Dickinson

 /s/ Christine Gaylord Everest               Director                              June 29, 2000
-----------------------------------
     Christine Gaylord Everest


 /s/ Edward L. Gaylord                       Chairman Emeritus                     June 29, 2000
-----------------------------------
          Edward L. Gaylord


 /s/ Craig L. Leipold                        Director                              June 29, 2000
-----------------------------------
         Craig L. Leipold

                                             Director                              June    , 2000
-----------------------------------
          Joe M. Rodgers


 /s/ Mary Wilderotter                        Director                              June 29, 2000
-----------------------------------
      Mary Agnes Wilderotter


 /s/ Howard Wood                             Director                              June 29, 2000
-----------------------------------
          Howard L. Wood

                                  EXHIBIT INDEX

Exhibit
Number            Description                                              Page
------            -----------                                              ----

5                 Opinion of Sherrard & Roe PLC                             E-1

23.1              Consent of Sherrard & Roe PLC (included in Exhibit 5)

23.2              Consent of Arthur Andersen LLP                            E-2

24                Power of Attorney (included on Pages 4-5)